Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-149116

March 5, 2012

PROSPECTUS SUPPLEMENT NO. 55

2,902,900 SHARES OF COMMON STOCK

AGENUS INC.

This prospectus supplement amends the prospectus dated March 16, 2009 (as supplemented on April 15, 2009, April 17, 2009, April 22, 2009, April 27, 2009, May 4, 2009, May 11, 2009, May 27, 2009, June 4, 2009, June 8, 2009, June 9, 2009, June 11, 2009, June 15, 2009, July 7, 2009, July 15, 2009, August 3, 2009, August 5, 2009, September 11, 2009, September 18, 2009, November 12, 2009, January 5, 2010, March 1, 2010, March 25, 2010, April 26, 2010, May 11, 2010, May 18, 2010, July 23, 2010, August 9, 2010, August 25, 2010, November 3, 2010, November 10, 2010, December 30, 2010, January 7, 2011, January 14, 2011, January 28, 2011, March 1, 2011, March 8, 2011, March 18, 2011, April 18, 2011, May 5, 2011, May 9, 2011, June 8, 2011, June 17, 2011, August 8, 2011, August 16, 2011, September 7, 2011, September 27, 2011, September 30, 2011, October 11, 2011, October 20, 2011, November 7, 2011, November 17, 2011, December 12, 2011, and December 21, 2011) to allow certain stockholders or their pledgees, donees, transferees, or other successors in interest (the “Selling Stockholders”), to sell, from time to time, up to 1,451,450 shares of our common stock, which they have acquired in a private placement in the United States, and up to 1,451,450 shares of our common stock issuable upon the exercise of warrants which are held by the Selling Stockholders named in the prospectus.

We would not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.

This prospectus supplement is being filed to include the information set forth in the Current Reports on Form 8-K filed on March 2, 2012, and March 5, 2012 which are set forth below. This prospectus supplement should be read in conjunction with the prospectus dated March 16, 2009, Prospectus Supplement No. 1 dated April 15, 2009, Prospectus Supplement No. 2 dated April 17, 2009, Prospectus Supplement No. 3 dated April 22, 2009, Prospectus Supplement No. 4 dated April 27, 2009, Prospectus Supplement No. 5 dated May 4, 2009, Prospectus Supplement No. 6 dated May 11, 2009, Prospectus Supplement No. 7 dated May 27, 2009, Prospectus Supplement No. 8 dated June 4, 2009, Prospectus Supplement No. 9 dated June 8, 2009, Prospectus Supplement No. 10 dated June 9, 2009, Prospectus Supplement No. 11 dated June 11, 2009, Prospectus Supplement No. 12 dated June 15, 2009, Prospectus Supplement No. 13 dated July 7, 2009, Prospectus Supplement No. 14 dated July 15, 2009, Prospectus Supplement No. 15 dated August 3, 2009, Prospectus Supplement No. 16 dated August 5, 2009, Prospectus Supplement No. 17 dated September 11, 2009, Prospectus Supplement No. 18 dated September 18, 2009, Prospectus Supplement No. 19 dated November 12, 2009, Prospectus Supplement No. 20 dated January 5, 2010, Prospectus Supplement No. 21 dated March 1, 2010, Prospectus Supplement No. 23 dated March 25, 2010, Prospectus Supplement No. 24 dated April 26, 2010, Prospectus Supplement No. 25 dated May 11, 2010, Prospectus Supplement No. 26 dated May 18, 2010, Prospectus Supplement No. 27 dated July 23, 2010, Prospectus Supplement No. 28 dated August 9, 2010, Prospectus Supplement No. 29 dated August 25, 2010, Prospectus Supplement No. 30 dated November 3, 2010, Prospectus Supplement No. 31 dated November 10, 2010, Prospectus Supplement No. 32 dated December 30, 2010, Prospectus Supplement No. 33 dated January 7, 2011, Prospectus Supplement No. 34 dated January 14, 2011, Prospectus Supplement No. 35 dated January 28, 2011, Prospectus Supplement No. 36 dated March 1, 2011, Prospectus Supplement No. 37 dated March 8, 2011, Prospectus Supplement No. 38 dated March 18, 2011, Prospectus Supplement No. 39 dated April 18, 2011, Prospectus Supplement No. 40 dated May 5, 2011, Prospectus Supplement No. 41 dated May 9, 2011, Prospectus Supplement No. 42 dated June 8, 2011, Prospectus Supplement No. 43 dated June 17, 2011, Prospectus Supplement No. 44 dated August 8, 2011, Prospectus Supplement No. 45 dated August 16, 2011, Prospectus Supplement No. 46 dated September 7, 2011, Prospectus Supplement No. 47 dated September 27, 2011, Prospectus Supplement No. 48 dated September 30, 2011, Prospectus Supplement No. 49 dated October 11, 2011, Prospectus Supplement No. 50 dated October 20, 2011, Prospectus Supplement No. 51 dated November 7, 2011, Prospectus Supplement No. 52 dated November 17, 2011, Prospectus Supplement No. 53 dated December 12, 2011, and Prospectus Supplement No. 54 dated December 21, 2011, which are to be delivered with this prospectus supplement.

Our common stock is quoted on The NASDAQ Capital Market (“NASDAQ”) under the ticker symbol “AGEN.” On March 1, 2012, the last reported closing price per share of our common stock was $3.23 per share.

Investing in our securities involves a high degree of risk. Before investing in any of our securities, you should read the discussion of material risks in investing in our common stock. See “Risk Factors” on page 1 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS SUPPLEMENT NO. 55 IS MARCH 5, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 2, 2012

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 2, 2012, Agenus Inc., a Delaware corporation (the “Company”), filed a prospectus supplement with the Securities and Exchange Commission which contemplates the sale of up to five million shares of the Company’s common stock from time to time in at-the-market offerings pursuant to an At Market Issuance Sales Agreement with MLV & Co. LLC (the “Sales Agent”), dated as of March 2, 2012 (the “2012 Sales Agreement”). Sales pursuant to the 2012 Sales Agreement will be made only upon instructions by the Company to the Sales Agent, and the Company cannot provide any assurances that it will issue any shares pursuant to the Agreement.

On March 2, 2012, in connection with the execution of the 2012 Sales Agreement, the Company issued a notice of termination pursuant to that certain At Market Issuance Sales Agreement, by and among us and MLV & Co. LLC, formerly McNicoll, Lewis & Vlak LLC, and Wm Smith & Co., as sales agents, dated as of February 26, 2010 (the “2010 Sales Agreement”). The termination is in accordance with the terms of the 2010 Sales Agreement and will be effective on March 12, 2012.

In order to file certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-164481), the Company is filing the 2012 Sales Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the 2012 Sales Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	At Market Issuance Sales Agreement between Agenus Inc. and MLV & Co. LLC, dated March 2, 2012.

5.1	Opinion of Choate, Hall & Stewart LLP.

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012		AGENUS INC.

	By:	/s/ Garo H. Armen

Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	At Market Issuance Sales Agreement between Agenus Inc. and MLV & Co. LLC, dated March 2, 2012.

5.1	Opinion of Choate, Hall & Stewart LLP.

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1 above).

Exhibit 1.1

AGENUS INC.

Common Stock (par value 0.01)

AT MARKET ISSUANCE SALES AGREEMENT

March 2, 2012

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Ladies and Gentlemen:

Agenus Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with MLV & Co. LLC, a Delaware limited liability company (“MLV” or the “Agent”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, up to 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The issuance and sale of Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-164481), including a base prospectus, with respect to equity and other offerings, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company will prepare a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement, relating to the offering of the Shares. The Company will furnish to the Agent, for use by the Agent, copies of one or more prospectuses included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and also including any other registration statement filed pursuant to Rule 462(b) under the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of its Common Stock, including the Shares, collectively, are herein called the “Registration Statement,” and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement or any other final prospectus relating to a Placement (as defined below), in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify MLV by email notice (or other method mutually agreed to in writing by the parties) of the proposed terms of such Placement. If MLV wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, MLV, will issue to the Company a written or email notice setting forth the terms that MLV is willing to accept, including without limitation the number of Shares (“Placement Shares”) to be issued, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which MLV may act in selling Placement Shares hereunder (as principal, agent or both) (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The amount of any discount, commission or other compensation to be paid by the Company to MLV in any Placement shall be an aggregate amount equal to 3.0% of the gross proceeds received by the Company from the sales of the Placement Shares. The terms set forth in a Placement Notice will not be binding on the Company or MLV unless and until the Company delivers written or email notice of its acceptance of all of the terms of such Placement Notice (an “Acceptance”) to MLV; provided, however, that neither the Company nor MLV will be bound by the terms of a Placement Notice unless the Company delivers to MLV an Acceptance with respect thereto prior to 4:30 p.m. (New York time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is received by Company in accordance with Section 12 (Notices). It is expressly acknowledged and agreed that neither the Company nor MLV will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until MLV delivers a Placement Notice to the Company and the Company accepts such Placement Notice by means of an Acceptance, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Agent. Subject to the terms and conditions herein set forth, upon the Company’s delivery of an Acceptance with respect to a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) next following the Trading Day on which the Agent has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent with respect to such sales pursuant to Section 2, and the Net Proceeds (as defined below) payable to the Company, with an itemization of deductions made by the Agent (as set forth in Section 5(a)) from gross proceeds for the Placement Shares that they receive from such sales. The Agent agrees that all sales of Placement Shares will be made only by methods deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NASDAQ Capital Market (the “Exchange”) or on any other existing trading market for the Common Stock. The Agent acknowledges and agrees that (i) all sales of Placement Shares will be made at prevailing market prices in ordinary brokerage transactions open to all market participants and (ii) it will distribute the Placement Shares to brokers for resale into the market immediately after acquiring them from the Company. The Agent may only sell Placement Shares in privately negotiated transactions with the prior express written consent of the Company which, if the Placement Notice provided for such negotiated transactions, may include the Acceptance. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, and (ii) the Agent will not incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by it to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

4. Suspension of Sales. The Company or MLV may, upon notice to the other party in writing (including by email correspondence if receipt of such correspondence is actually acknowledged by the party to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of such party on Schedule 4), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice shall be effective against another unless it is made to one of the individuals named on Schedule 4 hereto, as such Schedule may be amended from time to time.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third Business Day (or such earlier day as is industry practice for regular-way trading) (each, a “Settlement Date”) following the respective Point of Sale (as defined below). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent at which such Placement Shares were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any other undisputed amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(g) (Expenses).

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Agent’s or its designee’s (provided the Agent shall have given the Company written notice of such designee at least one Business Day prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification) hereto, it will hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company; provided, however, that the Company shall not be obligated to so indemnify and reimburse the Agent if the Placement Shares are not delivered due to (1) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Exchange; (2) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (3) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (4) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement and as of each Representation Date (as defined in Section 7(m) below) on which a certificate is required to be delivered pursuant to Section 7(m) of this Agreement, as the case may be:

(a) The Registration Statement has been prepared by the Company in conformity with the requirements of the Securities Act, and the Rules and Regulations, and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415 under the Securities Act and complies in all material respects with said rule. As used in this Agreement:

(i) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(ii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(iii) “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding on such acquiror, to acquire such Shares;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares;

(v) “Pricing Disclosure Materials” means, as of a Point of Sale, the Prospectus, any Preliminary Prospectus, and any Issuer Free Writing Prospectus, in each case as filed or used by the Company in connection with such Placement on or before such Point of Sale.

(b) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares for a Placement; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c) The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on any Settlement Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Company has been since the time of the initial filing of the Registration Statement on January 22, 2010 and continues to be eligible to use Form S-3 for the offering of the Shares.

(d) The Registration Statement, at the time it became effective, as of the date hereof, and at each Settlement Date conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus conformed, and any Preliminary Prospectus (if applicable with respect to a Placement) will conform, when filed with the Commission pursuant to Rule 424(b) and on each Settlement Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement in reliance upon and in conformity with information furnished in writing by the Agent to the Company expressly for use in the Registration Statement.

(f) The Prospectus will not, as of its date, each Settlement Date and each Point of Sale contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made or prevailing at such future time, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Prospectus in reliance upon and in conformity with information furnished in writing the Agent to the Company expressly for use in the Prospectus.

(g) The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein (or in any Preliminary Prospectus) will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made or prevailing at such future time, not misleading.

(h) The Pricing Disclosure Materials did not, as of the applicable Point of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning the Agent and furnished in writing by either of the Agent to the Company expressly for use in the Pricing Disclosure Materials.

(i) Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Materials as of the applicable Point of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning the Agent and furnished in writing by the Agent to the Company expressly for use in the Issuer Free Writing Prospectus.

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of any Placement for which such Issuer Free Writing Prospectus is used, will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agent. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k) The Company is, and at each Settlement Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (i) has, and at each Settlement Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (ii) is, and at each Settlement Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary; except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not or would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered or made available to the Agent, and no changes therein will be made in the period beginning three days prior to the Acceptance of a Placement Notice and ending on the Settlement Date with respect to such Placement unless such amendments have been delivered to the Agent not less than five days prior to such Settlement Date. None of the Company or any Subsidiary (as defined below) is in material violation of any provision of its organizational or governing documents.

(l) Each subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) that is a significant subsidiary as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of, or other ownership interests in, each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares or as otherwise set forth in the Registration Statement, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 is an accurate and complete list of the Significant Subsidiaries.

(m) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and at each Settlement Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding any rights (other than stock options or other equity awards under the Company’s equity incentive and stock purchase plans) or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(n) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o) The issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability solely by reason of being such holders. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(p) The financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis for the periods involved. Any pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. No other financial statements or schedules of the Company or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement, the Pricing Disclosure Materials or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations and any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus.

(q) The independent registered public accounting firm whose report on the consolidated financial statements and schedules of the Company and the Subsidiaries is incorporated by reference in the Registration Statement and the Prospectus, is a registered independent public accountant with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.

(r) Except as set forth in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, there is and has been no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”), including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

(s) Except as set forth in the Registration Statement, the Pricing Disclosure Materials, or the Prospectus, the Company maintains disclosure controls and procedures and internal controls over financial reporting (each as defined in Rule 13a-15 under the Exchange Act) that comply with the requirements of the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the periods covered by the Form 10-K for the year ended December 31, 2010, each Form 10-Q filed with the Commission in 2011 and each Form 10-Q and Form 10-K filed with the Commission during the term of this Agreement (each such date, an “Evaluation Date”). The Company presented in its Form 10-K for the year ended December 31, 2010 and in each Form 10-Q filed in 2011 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the applicable Evaluation Date.

(t) Except as set forth in the Registration Statement, the Pricing Disclosure Materials, or the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Disclosure Materials prior to each Settlement Date, (i) there has not been any change in the capital stock of the Company or long term debt of the Company or any issuance of stock options or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, other than would not have a Material Adverse Effect and (ii) neither the Company nor any Subsidiary has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Materials, or the Prospectus.

(u) For each Placement, from the Point of Sale until the Settlement Date, except as set forth in the Pricing Disclosure Materials, neither the Company nor any Subsidiary will enter into any transaction or agreement or series of transactions or agreements, not in the ordinary course of business, that is material to the Company or incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company, in each case to the extent such transaction, agreement, series of transactions or agreements, liability or obligation would make the statements in the Registration Statement, the Pricing Disclosure Materials or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) Except as set forth in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all tangible personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary or (ii) the loss of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company or a Subsidiary or that is material to the business of the Company or such Subsidiary is held by it or such Subsidiary under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary or (B) the loss of which would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(x) Except as set forth in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or a Subsidiary is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement (collectively, the “Actions”); to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others; and

there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described.

(y) Except as set forth in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company and each Subsidiary has, and at each Settlement Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at each Settlement Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it or such Subsidiary is a party or by which its or such Subsidiary’s property is bound or subject, except where such nonperformance or default would not have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it or a Subsidiary is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(z) All consents, authorizations, approvals and orders required for the execution and delivery of this Agreement have been obtained, including approval of stockholders of the Company as necessary, except such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the distribution of the Shares by the Agent.

(aa) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(bb) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(cc) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Agent was, when made, inaccurate, untrue or incorrect in any material respect.

(dd) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(ee) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied.

(ff) The Common Stock is currently listed on the Exchange. Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements. Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company has no reason of which it is currently aware to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

(gg) Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, neither the Company nor any Subsidiary is involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(hh) The business and operations of the Company and its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ii) Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, to the Company’s knowledge, (i) the Company or any of its Subsidiaries owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or any of its Subsidiaries for the products described in the Registration Statement or the Prospectus that would preclude the Company or any of its Subsidiaries from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or such Subsidiary; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or its Subsidiaries, which infringement would have a Material Adverse Effect; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or a Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or such Subsidiary, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or a Subsidiary, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company or a Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect.

(jj) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(kk) On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ll) The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses and as is customary for companies engaged in similar businesses.

(mm) Neither the Company, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Agent has consented.

(oo) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(pp) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which is required by the Securities Act to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

(qq) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(rr) The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Agent (or any co-agent or sub-agent thereof) for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ss) Except as disclosed in the Registration Statement, the Pricing Disclosure Materials or the Prospectus, the Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

(tt) The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent.

7. Covenants of the Company. The Company covenants and agrees with the Agent that:

(a) Registration Statement Amendments. During any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference, has been filed and of any request by the Commission for any amendment or supplement related to any Placement to the Registration Statement or Prospectus or for additional information related to any Placement, (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares (except for documents incorporated by reference) unless a copy thereof has been submitted to the Agent in a reasonable period of time before the filing and the Agent has reasonably objected thereto (provided, however, (A) that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) that the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if such filing does not name the Agent or does not relate to the transactions contemplated hereunder) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. The determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company.

(b) Notice of Commission Stop Orders. During any period beginning with the Acceptance of a Placement Notice and ending after a Prospectus relating to any Placement Shares is no longer required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement; (ii) of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction; (iii) of the initiation of any proceeding for any of the purposes set out in (i) or (ii); or (iv) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus. The Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to comply with all requirements imposed upon it by each of the Securities Act and the Exchange Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agent promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (iv) the printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vi) filing fees and expenses, if any, of the Commission and the FINRA Corporate Finance Department, provided, however, that the Agent agrees to contribute $1,000 of the filing fee with the FINRA Corporate Finance Department.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent, the Company shall provide the Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus, the grant of options under existing stock option plans described in the Registration Statement and the Prospectus, the issuance of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plans described in the Registration Statement and the Prospectus, or issuances pursuant to consulting arrangements or service provider arrangements the primary purpose of which is not to raise capital, unless such arrangements are required to be disclosed on a Current Report on Form 8-K.

(j) Change of Circumstances. During the pendency of any Placement Notice given hereunder, or any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent, the Company will advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to Sections 7(l) and 7(n) of this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m) Representation Dates; Certificate. During the term of this Agreement, on the date of the first Placement Notice given hereunder and within seven days of each time the Company (i) amends the Registration Statement by means of a post-effective amendment or amends or supplements the Prospectus relating to the Placement Shares (other than by means of (A) the filing of the prospectus supplement referenced in Section 1 or (B) incorporation of document(s) by reference to the Registration Statement or the Prospectus); (ii) files an annual report on Form 10-K under the Exchange Act; or (iii) files its quarterly reports on Form 10-Q under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”); the Company shall furnish the Agent with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(m), then before the Agent either delivers the Placement Notice or sells any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinion. On the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agent a written opinion of Choate, Hall & Stewart LLP, in a form reasonably acceptable to the Agent and its counsel. Thereafter, within seven days of the filing by the Company of an annual report on Form 10-K under the Exchange Act, the Company shall cause to be furnished to the Agent a written letter of Choate, Hall & Stewart LLP, in a form reasonably acceptable to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(o) Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and thereafter within seven days of the filing by the Company of an annual report on Form 10-K under the Exchange Act the Company shall cause its independent accountants to furnish to the Agent a letter, dated as of such date, in a form reasonably acceptable to the Agent and its counsel, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder, including without limitation the rules of the Public Company Accounting Oversight Board and Rule 2-01 of Regulation S-X, and that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

(ii) nothing has came to their attention which caused them to believe that the information included in the Registration Statement and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information included or incorporated in Items 1, 2, 6, 7, 7A, 11 and 13 of the Company’s Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in each of the Company’s Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph include any supplement thereto at the date of the letter.

(p) Market Activities. The Company will not, directly or indirectly take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion with such waiver for a given Placement having no effect on any other Placement) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the (i) resale of all Placement Shares issued to the Agent and not yet sold by the Agent and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration

Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinion. The Agent shall have received the opinions and letters required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinions or letters are required pursuant to Section 7(n).

(f) Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(g) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(h) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange.

(i) Other Materials. On the date hereof and on each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall use its commercially reasonable efforts to furnish to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Agent and its directors, officers, partners, employees and agents and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with the Agent from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any Issuer Free-Writing Prospectus, or (y) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission, or alleged untrue statement or omission, made in reliance on and in conformity with information relating to the Agent and furnished in writing to the Company by or on behalf of the Agent expressly for inclusion in any document described in clause (a)(x) above. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) against any and all losses, liabilities, claims, damages and expenses to which the Company, or any Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, as and when incurred, but only insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any Issuer Free-Writing Prospectus in reliance upon and in conformity with written information relating to the Agent and furnished to the Company by or on behalf of the Agent expressly for inclusion in any document as described in Section 9(a). The Company acknowledges that, for all purposes under this Agreement, the name of the Agent and the paragraph relating to placement agent fees and reimbursement of expenses appearing in the Prospectus constitute the only information relating to the Agent furnished in writing to the Company by the Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnified party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, or (2) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted but after deducting any contribution received by the Company from persons other than the Agent such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received. The relative benefits received shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (net of commissions to the Agent but before deducting expenses) received by the Company as set forth on the cover of the Prospectus bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) The Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred that, in the reasonable judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), or 7(o), the Agent’s right to terminate shall not arise unless

(A) such failure to deliver (or cause to be delivered) continues for more than thirty days from the date such delivery was required; and (B) the Agent has not waived such requirement; and (C) the Company has not completed performance prior to Agent’s communication to the Company of Agent’s intent to terminate; or (iii) any other condition of Agent’s obligations hereunder is not fulfilled, or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), Agent shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving ten days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving ten days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and

(a) if sent to the Agent, shall be delivered to: (i) MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, NY 10020, Attention: Patrice McNicoll, Facsimile: (646) 417-7205, Email: PMcNicoll@mlvco.com; and with a copy to (ii) LeClairRyan, A Professional Corporation, 885 Third Avenue, Sixteenth Floor, New York, NY 10022, Attention: James T. Seery, Esq., Facsimile: (973) 986-3509, Email: james.seery@leclairryan.com; or (b) if sent to the Company, shall be delivered to Agenus Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010, attention: Shalini Sharp, Chief Financial Officer, Facsimile: (212) 994-8299, Email: shalini.sharp@agenusbio.com, with copies Agenus Inc., 3 Forbes Road, Lexington, MA 02421 attention: Legal Department, Facsimile: 781-674-4200, Email: karen.valentine@agenusbio.com and to Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110, Attention: William B. Asher, Jr., Esq., Facsimile: 617-248-4000, Email: washer@choate.com. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and the Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

If the foregoing correctly sets forth the understanding between the Company and MLV, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and MLV.

Very truly yours,

AGENUS INC.

By:	/s/ Shalini Sharp
Name: Shalini Sharp
Title: Chief Financial Officer

ACCEPTED as of the date first-above written

MLV & CO. LLC

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Chief Executive Officer

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	MLV & Co. LLC
Attention: Patrice McNicoll

To:	Agenus Inc.

	Subject:	At Market Issuance—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between Agenus Inc., a Delaware corporation (the “Company”), and MLV & Co. LLC, a Delaware limited liability company (“MLV”), dated March 2, 2012, the Company has requested that MLV sell up to                  shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a minimum market price of $         per share, during the time period beginning [month, day, time] and ending [month, day, time] (the “Expiration Time”).

By accepting the terms of this Placement Notice, the Company confirms that either (i) the Company meets the eligibility requirements of General Instruction I.B.1 of Form S-3, or (ii) the aggregate market value of securities sold by or on behalf of the Company pursuant to Instruction I.B.6. of Form S-3 during the 12 calendar month-period immediately prior to the sale contemplated by the previous paragraph, together with the aggregate market value of securities to be sold in the sale contemplated by this Placement Notice, will not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company, as computed using the price at which the Common Stock was last sold, or the average of the bid and asked prices of the Common Stock, in the principal market for the Common Stock as of a date within 60 days prior to the Expiration Time.

By:
Name:
Title: [Chief Executive Officer] [Chief Financial Officer]

Date:

SCHEDULE 4

The Company:

Shalini Sharp

Chief Financial Officer

Telephone: (212) 994-8264

Facsimile: (212) 994-8299

The Agent:

Patrice McNicoll

Tel: 212-542-5866

Fax: 212-317-1566

Randy Billhardt

Tel: 212-542-5882

Fax: 212-378-0569

Ryan Loforte

Tel: 212-542-5883

Dean Colucci

Tel: 212-542-5870

Fax: 212-317-1515

EXHIBIT 7(m)

Form of Representation Date Certificate

This Officers Certificate (this “Certificate”) is executed and delivered in connection with Section 7(m) of the At Market Issuance Sales Agreement (the “Agreement”), dated March 2, 2012, and entered into between Agenus Inc. (the “Company”) and MLV & Co. LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement

The undersigned has carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus (each as defined in the Agreement) and the Agreement and hereby certifies that:

(i) the representations and warranties of the Company in the Agreement are true and correct in all material respects on and as of the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii) to the Company’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto subsequent to the date hereof), there has been no material adverse change in the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto subsequent to the date hereof).

By:
Name:
Title: Chief Financial Officer

Date:

Exhibit 5.1

March 2, 2012

Agenus Inc.

3 Forbes Road

Lexington, Massachusetts 02421

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (File No. 333-164481) (the “Registration Statement”), of Agenus Inc, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus included in it (the “Base Prospectus”), as supplemented by the prospectus supplement dated March 2, 2012 (the “Final Prospectus Supplement” and, the Base Prospectus as so supplemented, the “Final Prospectus”), covering 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Shares are being sold to MLV & Co. LLC (the “Sales Agent”) pursuant to that certain At Market Issuance Sales Agreement between Agenus Inc. and the Sales Agent, dated March 2, 2012 (the “Sales Agreement”), substantially in the form filed as an Exhibit to a Current Report on Form 8-K of the Company, incorporated by reference into the Registration Statement and the Final Prospectus.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Shares to be sold to the Sales Agent, when issued and sold in accordance with the Sales Agreement and a Placement Notice (as defined in the Sales Agreement), will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and the laws of The Commonwealth of Massachusetts and the federal laws of the United States of America. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Final Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Agenus Inc.

March 2, 2012

This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ Choate, Hall & Stewart LLP
CHOATE, HALL & STEWART LLP

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 2, 2012

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2012, Agenus Inc., Antigenics Inc., a wholly owned subsidiary of Agenus Inc. (collectively, “Agenus”), and GlaxoSmithKline Biologicals SA (“GSK”) entered into a First Right to Negotiate and Amendment Agreement amending their Amended and Restated Manufacturing Technology Transfer Agreement dated January 16, 2009 to include additional rights for the use of Agenus’ proprietary QS-21 Stimulon® adjuvant in GSK’s adjuvant systems. In addition, Agenus has agreed to grant the vaccines company the first right to negotiate for the purchase of Agenus or certain of its assets. The first right to negotiate will expire after five years.

Under the terms of the agreement, GSK will pay Agenus a non-refundable payment of $9 million, of which $2.5 million is creditable against future manufacturing technology transfer royalty payments. The agreement also includes royalty payments for an undisclosed indication upon commercialization of a vaccine product.

The full text of the press release issued in connection with the amendment is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

99.1	Press Release dated March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: March 5, 2012	By:	/s/ Shalini Sharp
Shalini Sharp Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 5, 2012

EXHIBIT 99.1

Media and Investor Contact:

Jonae R. Barnes

Vice President

Investor Relations and

Corporate Communications

jonae.barnes@agenusbio.com

617-818-2985

Agenus Expands QS-21 License and Grants Right of First Negotiation to

GlaxoSmithKline

•    Agenus to receive $9 million upfront

•    Agenus to host a conference call at 11 am ET today

Lexington, MA – March 5, 2012 – Agenus Inc. (NASDAQ: AGEN) announced today that GlaxoSmithKline (GSK) and Agenus have amended the QS-21 license and manufacturing agreement to include additional rights for the use of Agenus’ proprietary QS-21 Stimulon®* adjuvant in GSK Biologicals’ adjuvant systems. In addition, Agenus has agreed to grant the vaccines company the first right to negotiate for the purchase of Agenus or certain of its assets. The first right to negotiate will expire after five years.

Under the terms of the agreement, GSK will pay Agenus a non-refundable payment of $9 million, of which $2.5 million is creditable against future manufacturing technology transfer royalty payments. The agreement also includes royalty payments for an undisclosed indication upon commercialization of a vaccine product.

“Today’s announcement further validates QS-21 as a key adjuvant while expanding its potential use in another important indication,” stated Garo Armen, Ph.D., chairman and CEO of Agenus. “With over a dozen clinical programs in development containing our adjuvant, we are pleased to be able to contribute to the future development of a broad range of vaccines.”

Saponin Platform: QS-21 Stimulon® Adjuvant

QS-21 Stimulon® adjuvant is designed to strengthen the body’s immune response to a vaccine’s antigen, thus making it more effective. QS-21 has become a critical component in the development of investigational preventive vaccine formulations across a wide variety of investigational prophylactic and therapeutic vaccines. Licensees of QS-21 include GSK, Janssen Alzheimer Immunotherapy, and Integrated Biotherapeutics. Agenus is generally entitled to receive milestone payments as QS-21-containing programs advance as well as royalties on sales of products.

Data from Phase 3 pivotal trials of four GSK vaccine candidates, which include MAGE-A3 Cancer immunotherapeutic (CI) for selected patients with non-small cell lung cancer, and melanoma, RTS,S for malaria, and Herpes Zoster for shingles, are anticipated to be released over the next year or so.

Between Agenus and its partners, 18 programs are in clinical development, including many programs that contain QS-21 Stimulon adjuvant. QS-21 is being studied in clinical trials for 15 vaccine programs. They include:

•	Phase 3: GSK’s RTS,S for malaria**
•	Phase 3: GSK’s MAGE-A3 CI for selected patients with resected melanoma**
•	Phase 3: GSK’s MAGE-A3 CI for selected patients with resected non-small cell lung cancer**
•	Phase 3: GSK’s Herpes Zoster for shingles**
•	Phase 2: Janssen’s*** ACC-001 for Alzheimer’s disease

Agenus’ pipeline programs include:

•	Phase 2: Prophage Series G-100 for newly diagnosed glioma
•	Phase 2: Prophage Series G-200 for recurrent glioma
•	Phase 2-Ready: HerpV (contains QS-21) for genital herpes

About Agenus

Agenus Inc. is a biotechnology company working to develop treatments for cancers and infectious diseases. The company is focused on immunotherapeutic products based on strong platform technologies with multiple product candidates advancing through the clinic, including several product candidates that have advanced into late-stage clinical trials through corporate partners. For more information, please visit www.agenusbio.com.

Conference Call and Web Cast Information

Agenus executives will host a conference call at 11:00 a.m. Eastern Time today. To access the live call, dial 877.475.3568 (domestic) or 678.809.3092 (international); the access code is 54303509. The call will also be webcast and will be accessible from the company’s website at www.agenusbio.com/webcast/. A replay will be available approximately two hours after the call through midnight Eastern Time on September 5, 2012. The replay number is 855.859.2056 (domestic) or 404.537.3406 (international), and the access code is 54303509. The replay will also be available on the company’s website approximately two hours after the live call.

Forward-Looking Statement

This release contains forward-looking statements, including statements regarding development activities of the company’s licensees; and potential financial benefits to the Company arising from such programs. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, decisions by regulatory authorities, physicians patients, and our existing and potential licensees and collaborators; the possibility that clinical trial results will not be favorable; the inability to secure favorable partnering arrangements; the ability to raise capital and finance future activities and maintain our listing on the NASDAQ Capital Market; Agenus’ dependence on its collaborative partners to successfully develop and commercialize products; the possibility that the first right to negotiate granted to GSK might adversely affect our ability to effect a change of control transaction, and the factors described under the Risk Factors sections of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) for the period ended September 30, 2011 and Annual Report on Form 10K filed with the SEC for the period ended December 31, 2011. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Agenus undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Agenus’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Agenus’ business and securities, investors should give careful consideration to these risks and uncertainties.

*QS-21 Stimulon adjuvant and the related agreements, and HerpV are assets of Antigenics Inc., a wholly owned subsidiary of Agenus Inc.

**QS-21 is a component of certain GSK adjuvant systems.

***Janssen Alzheimer Immunotherapy, a wholly owned subsidiary of Johnson & Johnson.

Stimulon is a registered trademark of Agenus Inc. and its subsidiaries.

###